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                                                                  EXHIBIT 23.4


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Vertex Pharmaceuticals Incorporated, related to the merger with Aurora Biosciences Corporation and to the incorporation by reference therein of our report dated April 27, 2001, with respect to the consolidated financial statements of Aurora Biosciences Corporation included in Aurora Biosciences' Current Report (Form 8-K), filed with the Securities and Exchange Commission on May 18, 2001.

                                              /s/ ERNST & YOUNG LLP

                                              ERNST & YOUNG LLP


San Diego, California
June 7, 2001